                                                                   EXHIBIT 23c


                        INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the registration statement on Form S-8 of Mid-State Bancshares of our independent auditors report dated January 8, 1998, on our audits of the consolidated balance sheet of BSM Bancorp and subsidiary as of December 31, 1997, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the two years then ended, which report is included in the 1999 Annual Report on Form 10-K.


/s/ Vavrinek, Trine, Day & Co., LLP


Laguna Hills, California
June 2, 2000